EXHIBIT 5

                      OPINION OF RICHARD C. RUBEN, ESQUIRE



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                            WAYPOINT FINANCIAL CORP.
                                LEGAL DEPARTMENT




December 18, 2001

Board of Directors
Waypoint Financial Corp.
235 North Second Street
Harrisburg, PA  17101

         RE:      WAYPOINT FINANCIAL CORP.
                  REGISTRATION STATEMENT ON FORM S-8
                  ----------------------------------

Ladies and Gentlemen:

        Reference is made to your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission regarding registration of 1,985,000 shares of Waypoint Financial Corp. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Waypoint Financial Corp. 2001 Stock Option Plan (the "Plan"). I have reviewed the Company's Articles of Incorporation, By-laws, the records of proceedings of its stockholders and directors, the Registration Statement and applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

        Based on the foregoing, I am of the following opinion:

        Upon the effectiveness of the Form S-8, the Common Stock, when granted in connection with the exercise of options granted pursuant to the Plan, will be legally issued, fully paid and non-assessable.

        This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without my prior written consent. I hereby consent to the filing of this opinion as an Exhibit to the Form S-8. In giving such consent, I do not admit that I am an expert within the meaning of Section 7 of the Securities Act of 1933.

                                              Very truly yours,



                                              /s/ Richard C. Ruben
                                              ---------------------------------
                                              Richard C. Ruben, Esquire
                                              Executive Vice President
                                              Chief Legal Officer


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